Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Advanced Series Trust

We consent to the use of our reports dated February 23, 2015 with respect to AST Franklin Templeton Founding Funds Allocation Portfolio and February 20, 2015 with respect to AST Prudential Growth Allocation Portfolio, each a series of the Advanced Series Trust, incorporated by reference herein and to the reference to our firm under the heading “Financial Highlights.”

New York, New York

July 10, 2015